UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Soliciting Material Pursuant to Rule 14a-12

WHITEHALL JEWELERS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WHITEHALL JEWELERS POSTPONES ANNUAL STOCKHOLDERS MEETING

Chicago—June 5, 2008—Whitehall Jewelers Holdings Inc. (OTCBB: WHJH), a leading national specialty retailer of fine jewelry, announced today that it is postponing its annual meeting of stockholders scheduled for June 11, 2008.

Once the date of the annual meeting of stockholders is rescheduled and a new record date has been fixed, Whitehall will mail proxy statements to all of its stockholders as of the new record date, pursuant to the Securities Exchange Act of 1934, as amended. The proxy statement will contain instructions on how a stockholder can vote either in person at the meeting or by other means as set forth therein.

About Whitehall Jewelers

Whitehall Jewelers is a national specialty retailer of fine jewelry offering a selection of merchandise in the following categories: diamonds, gold, precious and semi-precious jewelry and watches. As of May 16, 2008, it operated 375 stores in regional and super-regional malls and power centers in 39 states.

Cautionary Statement Concerning Forward-Looking Information

This press release contains certain forward-looking statements, including, without limitation, statements concerning expected cost savings, operations, economic performance and financial condition, including, in particular, statements relating to our future capital structure and financial condition. The words "may", "might", "will", "should", "estimate", "project", "plan", "anticipate", "expect", "intend", "outlook", "believe" and other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by Whitehall's management that, although believed to be reasonable, is inherently uncertain and subject to a number of risks and uncertainties. The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements: (i) the Company's substantial indebtedness; (ii) inability to implement the Company's business strategy and achieve anticipated cost savings in a timely and effective manner; (iii) the value of the Company's inventory; (iv) availability of additional financing; (v) fluctuations of raw material prices and the Company's reliance on a limited number suppliers; (vi) adverse economic conditions; and (vii) the amount of capital expenditures required at the Company's businesses. The foregoing list of important factors is not exclusive. These and other factors are discussed in more detail in the annual report on Form 10-K filed by Whitehall Jewelers Holdings, Inc. on May 16, 2008 under the heading "Item 1A. Risk Factors." In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Whitehall undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.

Contacts:

Peter Michielutti

Chief Financial Officer

Phone: (312) 782-6800

John Mills/Ina McGuinness

ICR, Inc.

Phone: (310) 954-1100